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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 20, 1998 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and the period from inception (February 14, 1996) through December 31, 1996, which report is included in Leviathan Gas Pipeline Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Form S-4.

                                          /S/ ARTHUR ANDERSEN LLP

Denver, Colorado

July 15, 1998